Exhibit 99.1

Contacts:

Investors

Richard Szymanski

Morgans Hotel Group Co.

212.277.4188

Media

Daniel Gagnier/

Nathaniel Garnick

Sard Verbinnen & Co

212.687.8080

MORGANS HOTEL GROUP REPORTS FOURTH QUARTER

AND FULL YEAR 2015 RESULTS

NEW YORK, NY – March 10, 2016 – Morgans Hotel Group Co. (NASDAQ: MHGC) (the “Company” or “Morgans”) today reported financial results for the quarter and year ended December 31, 2015.

Fourth Quarter 2015 Highlights

•	Adjusted EBITDA, excluding the Company’s ownership interests in The Light Group (“TLG”) and Mondrian SoHo, was $14.7 million in the fourth quarter of 2015 as compared to $15.3 million for the same period in 2014, a decrease of 4.3%.

•	Revenue per available room (“RevPAR”) for System-Wide Comparable Hotels decreased 5.4% during the fourth quarter of 2015 as compared to the fourth quarter of 2014. System-Wide Comparable Hotels room revenues plus resort and facility fees decreased by 4.5% quarter over quarter.

Full Year Highlights

•	Adjusted EBITDA, excluding the Company’s ownership interests in TLG and Mondrian SoHo, was $46.7 million for the year ended December 31, 2015, a $0.7 million or 1.6% increase as compared to same period in 2014.

•	RevPAR for System-Wide Comparable Hotels decreased 4.1% for the year ended December 31, 2015 as compared to the same period in 2014. System-Wide Comparable Hotels’ room revenues plus resort and facility fees, implemented at certain hotels in the second half of 2014, decreased 1.5% during 2015 as compared to the same period in 2014.

Fourth Quarter 2015 Operating Results

Adjusted EBITDA, defined below, excluding the Company’s ownership interests in TLG and Mondrian SoHo, which the Company no longer held effective during the first quarter of 2015, was $14.7 million in the fourth quarter of 2015, compared to $15.3 million for the same period in 2014, a decrease of 4.3%. Adjusted EBITDA for the fourth quarter of 2014, including the ownership interests in TLG and Mondrian SoHo, was $17.7 million.

RevPAR at System-Wide Comparable Hotels decreased by 5.4% in the fourth quarter of 2015 as compared to the same period in 2014, due to a 4.5% decrease in average daily rate (“ADR”) and a 1.0% decrease in occupancy. System-Wide Comparable Hotels room revenues plus resort and facility fees, implemented at certain hotels in the second half of 2014, decreased by 4.5% quarter over quarter.

RevPAR from System-Wide Comparable Hotels in New York decreased 4.5% for the fourth quarter of 2015 as compared to the same period in 2014, due to a 5.0% decrease in ADR slightly offset by a 0.5% increase in occupancy. RevPAR at Hudson decreased 4.3% during the fourth quarter of 2015 as compared to the same period in 2014, driven by a 5.8% ADR decrease primarily due to new supply in New York City and a stronger U.S. dollar, which impacted international travel.

RevPAR from System-Wide Comparable Hotels in Miami decreased 10.8% in the fourth quarter of 2015 as compared to the fourth quarter of 2014. Delano South Beach experienced a RevPAR decrease of 8.8% during the fourth quarter of 2015 as compared to the same period in 2014, due to lower ADR, which was primarily the result of new supply in South Beach.

Clift’s RevPAR increased 3.0% in the fourth quarter of 2015 as compared to the fourth quarter of 2014 due to a 4.5% increase in ADR.

The Company’s managed hotels in London are non-comparable due to major renovations at Sanderson and St Martins Lane in 2014 and the first half of 2015, and the opening of Mondrian London on September 30, 2014. For the three months ended December 31, 2015, with renovations now complete, Sanderson and St Martins Lane generated RevPAR growth of 4.2% (in constant dollars) as compared to the same period in 2014.

Management fees decreased by $2.6 million in the fourth quarter of 2015 as compared to the same period in 2014 due to the sale of TLG in January 2015. On a comparable basis, management fees increased $0.2 million, or 4.6%.

Operating margins at the Company’s Owned Hotels and leased food and beverage operations increased by approximately 30 basis points quarter over quarter, despite the decline in revenues.

Corporate expenses, excluding stock compensation expenses, decreased by $0.6 million, or 12.0% in the fourth quarter of 2015 as compared to the same period in 2014 primarily due to the sale of TLG.

During the fourth quarter of 2015, the Company recorded a $50.6 million income tax benefit related to the release of a portion of the Company’s valuation allowance as a result of the plan to sell both the Hudson and Delano South Beach real estate assets.

The Company recorded net income of $49.1 million in the fourth quarter of 2015 compared to a net loss of $6.7 million in the fourth quarter of 2014, primarily as a result of the income tax benefit, discussed above.

Full Year Operating Results

For the full year 2015, Adjusted EBITDA, excluding the Company’s ownership of TLG and Mondrian SoHo, was $46.7 million, an increase of 1.6% from 2014, as revenue declines were offset by operational efficiencies in 2015.

RevPAR at System-Wide Comparable Hotels decreased by 4.1% in 2015 as compared to 2014, driven by a 3.5% decrease in ADR and a 0.6% decrease in occupancy. System-Wide Comparable Hotels’ room revenues plus resort and facility fees, implemented at certain hotels in the second half of 2014, decreased 1.5% during 2015 as compared to the same period in 2014.

Operating margins at the Company’s Owned Hotels and leased food and beverage operations were relatively flat year over year. Interest expense decreased $6.2 million, or 11.5% in 2015 as compared to 2014, due primarily to a lower outstanding debt balance throughout 2015.

The Company recorded net income of $22.1 million for the year ended December 31, 2015, compared to a net loss of $50.7 million for the year ended December 31, 2014 due primarily to the income tax benefit recorded in the fourth quarter of 2015, decreased interest expense, cost savings, and settlement income, discussed below.

Strategic Update

On November 4, 2015, the Company’s Board of Directors announced a plan to monetize its Hudson and Delano South Beach real estate assets and commence a search for a permanent chief executive officer. Monetizing these assets is expected to further focus the Company’s business on an asset-light, brand-centered model with lower leverage.

In connection with the plan to monetize the real estate assets, in December 2015, the Company retained a leading hotel brokerage firm, Hodges Ward Elliott LLC, to market the Hudson and Delano South Beach hotels. The marketing process is underway and a call for offers is expected by the end of the first quarter of 2016. The Company currently expects to complete the process during the second quarter of 2016.

Balance Sheet

The Company’s total consolidated debt at December 31, 2015 was $606.4 million, which includes $101.5 million of capital lease obligations primarily related to Clift. Outstanding Series A preferred securities and undeclared dividends totaled $130.6 million.

At December 31, 2015, the Company had approximately $45.9 million in cash and cash equivalents and $12.9 million in restricted cash.

In February 2016, the Company prepaid $28.2 million to reduce the principal balance on its mortgage debt secured by Hudson and Delano South Beach (the “Hudson/Delano Mortgage Loan”) by the same amount and extended the maturity of this debt until February 2017. The prepayment reduced the aggregate principal amount of indebtedness outstanding under the Hudson/Delano Mortgage Loan from $450.0 million to approximately $421.8 million, which provides the Company with lower leverage and expected annual interest expense savings of approximately $1.7 million.

During the fourth quarter of 2015, the Company received $10.0 million related to the settlement of outstanding litigation surrounding Mondrian SoHo.

As of December 31, 2015, the Company had approximately $433.0 million of remaining Federal tax net operating loss carryforwards to offset future income, enabling us to dispose of assets in a tax-efficient manner. As of December 31, 2015, the Company estimates that the tax basis of Delano South Beach is approximately $67.0 million and the tax basis in Hudson is approximately $142.0 million.

Development

The Company has signed management agreements for five hotels in various stages of development, including two hotels under construction consisting of Mondrian Doha, currently scheduled to open in late 2016 and Delano Dubai, currently scheduled to open in late 2017.

Investor Conference Call

The Company will also host a conference call to review the quarter’s results on Thursday, March 10, 2016 at 5:00 PM Eastern Time. The call will be webcast live over the Internet and will be accessible at www.morganshotelgroup.com under the Investors section. Participants should follow the instructions provided on the website for the download and installation of audio applications necessary to join the webcast.

The call will also be accessible live over the phone by dialing (877) 876-9176 (within U.S.) or (785) 424-1667 (outside U.S.) and providing the following passcode: 9798485. A playback of the conference call will be available beginning at 8:00 PM Eastern Time, Thursday, March 10, 2016, through Thursday, March 17, 2016. To access the playback, please dial (888) 203-1112 (within U.S.) or +1 (719) 457-0820 (outside U.S.) and enter passcode 9798485.

Additional Definitions

“Adjusted EBITDA” means adjusted earnings before interest, taxes, depreciation and amortization, as further defined below.

“EBITDA” means earnings before interest, income taxes, depreciation and amortization.

“Owned Hotels” means Hudson in New York, Delano South Beach in Miami Beach and Clift in San Francisco, which the Company leases under a long-term lease.

“System-Wide Comparable Hotels” means all Morgans Hotel Group branded hotels operated by the Company, except for hotels added or under major renovation during the current or the prior year period, development projects and hotels no longer managed by the Company. System-Wide Comparable Hotels for the periods ended December 31, 2015 and 2014 exclude Sanderson and St Martins Lane in London, which were both under major renovations in 2014 and the first half of 2015, Mondrian London, Delano Las Vegas and 10 Karaköy, all of which are newly opened hotels in 2014, and Mondrian SoHo, which the Company no longer managed effective April 27, 2015.

About Morgans Hotel Group

Morgans Hotel Group Co. (NASDAQ: MHGC) is widely credited as the creator of the first “boutique” hotel and a continuing leader of the hotel industry’s boutique sector. Morgans Hotel Group operates Delano in South Beach, Mondrian in Los Angeles, South Beach and London, Hudson in New York, Morgans and Royalton in New York, Clift in San Francisco, Shore Club in South Beach and Sanderson and St Martins Lane in London. Morgans Hotel Group has ownership interests in several of these hotels. Morgans Hotel Group also licenses its brand through Delano in Las Vegas and 10 Karaköy in Istanbul, Turkey. Morgans Hotel Group has other hotels in various stages of development to be operated under management or franchise agreements, including a Mondrian property in Doha, Qatar and a Delano in Dubai. For more information please visit www.morganshotelgroup.com.

Forward-Looking and Cautionary Statements

This press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. These forward-looking statements reflect the Company’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause its actual results to differ materially from those expressed in any forward-looking statement. Forward-looking statements in this press release include, without limitation, statements regarding the Company’s ability to complete the sale of the Hudson and Delano South Beach hotels as part of its strategic process on the timeline the Company anticipates, if at all; the Company’s ability to utilize its net operating losses to offset any gains on hotel sales; the timing of hiring a permanent chief executive officer; the Company’s ability to realize expected annual interest expense savings; and expectations related to its ability to grow in the future and expected hotel openings and its development efforts, including the opening of new hotels in the future.

Important risks and factors that could cause the Company’s actual results to differ materially from those expressed in any forward-looking statements include, but are not limited to economic, business, competitive market and regulatory conditions such as: a downturn in economic and market conditions, both in the U.S. and internationally, particularly as it impacts demand for travel, hotels, dining and entertainment; the Company’s level of debt under its outstanding debt agreements, the Company’s obligations under its preferred equity instruments, its ability to restructure or refinance the current outstanding debt and preferred equity instruments, the Company’s ability to generate sufficient cash to repay or redeem outstanding debt and preferred equity instruments or make payments on guarantees as they may become due; the impact of any dividend payments or accruals on the Company’s preferred equity instruments on its cash flow and the value of its common stock; the impact of any strategic plans established by the Company’s Board of Directors, including the broker-marketed monetization of the Hudson and Delano South Beach hotels; the impact of restructuring charges on the Company’s liquidity; general volatility of the Company’s stock price, the capital markets and the Company’s ability to access the capital markets and the ability of its joint ventures to do the foregoing; the impact of financial and other covenants in the Company’s loan agreements and other debt instruments that limit the Company’s ability to borrow and restrict certain of its operations; the Company’s history of losses; the Company’s liquidity position; the Company’s ability to compete in the “boutique” or “lifestyle” hotel segments of the hospitality industry and changes in the competitive environment in the Company’s industry and the markets where it invests; the Company’s ability to protect the value of its name, image and brands and its intellectual property; risks related to natural disasters, outbreaks of contagious diseases, terrorist attacks, the threat of terrorist attacks and similar disasters, including a downturn in travel, hotels, dining and entertainment resulting therefrom; risks related to the Company’s international operations, such as global economic conditions, political or economic instability, compliance with foreign regulations and satisfaction of international business and workplace requirements; the Company’s ability to timely fund the renovations and capital improvements necessary to sustain the quality of the properties of the Morgans Hotel Group and associated brands; risks associated with the acquisition, development and integration of properties and businesses; the risks of conducting business through joint venture entities over which the Company may not have full control; the Company’s ability to perform under management agreements and to resolve any disputes with owners of properties that the Company manages but does not wholly own; potential terminations of management agreements and the timing of receipt of anticipated termination fees; the impact of any material litigation, claims or disputes, including labor disputes; the seasonal nature of the hospitality business and other aspects of the hospitality and travel industry that are beyond the Company’s control; the Company’s ability to maintain state of the art information technology systems and protect such systems from cyber-attacks; the Company’s ability to comply with complex U.S. and international regulations, including regulations related to the environment, labor, food and beverage operations and data privacy; ownership of a substantial block of the Company’s common stock by a small number of investors and the ability of such investors to influence key decisions; the impact of recent changes in the Company’s Board of Directors and senior management team; and other risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the Securities and Exchange Commission (the “SEC”) on March 13, 2015, and other documents filed by the Company with the SEC from time to time. All forward-looking statements in this press release are made as of the date hereof, based upon information known to management as of the date hereof, and the Company assumes no obligations to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

Income Statements

(In thousands, except per share amounts)

	Three Months		Year Ended
	Ended December 31,		Ended December 31,
	2015	2014	2015	2014

Revenues:
Rooms	$31,884	$32,950	$119,023	$123,497
Food and beverage	19,498	21,173	78,440	82,643
Other hotel	2,285	1,824	8,206	5,195

Total hotel revenues	53,667	55,947	205,669	211,335
Management fee-related parties and other income	3,593	6,213	14,313	22,722

Total revenues	57,260	62,160	219,982	234,057

Operating Costs and Expenses:
Rooms	9,501	9,311	37,378	36,849
Food and beverage	13,590	15,517	55,376	59,937
Other departmental	1,080	874	4,290	3,044
Hotel selling, general and administrative	9,794	10,610	40,344	42,985
Property taxes, insurance and other	4,699	4,172	17,054	15,645

Total hotel operating expenses	38,664	40,484	154,442	158,460
Corporate expenses:
Stock based compensation	614	351	2,044	3,447
Other	4,096	4,652	18,860	22,583
Depreciation and amortization	5,660	6,981	22,446	28,875
Restructuring and disposal costs	2,722	2,162	6,571	14,531
Development costs, net	(399)	781	663	4,709
Loss on receivables and other assets from unconsolidated joint ventures and managed hotels	2,536	—	3,086	—

Total operating costs and expenses	53,893	55,411	208,112	232,605
Operating income	3,367	6,749	11,870	1,452

Interest expense, net	12,202	12,391	48,074	54,308
Impairment loss and equity in income of unconsolidated joint ventures	(2)	(2)	3,884	(9)
Gain on asset sales	(2,155)	(2,005)	(9,954)	(8,020)
Other non-operating (income) expenses	(5,085)	1,785	(1,990)	3,735

Loss before income tax (benefit) expense	(1,593)	(5,420)	(28,144)	(48,562)
Income tax (benefit) expense	(50,645)	1,130	(50,194)	1,481

Net income (loss)	49,052	(6,550)	22,050	(50,043)

Net (income) loss attributable to noncontrolling interest	5	(177)	47	(681)

Net income (loss) attributable to Morgans Hotel Group	$49,057	$(6,727)	$22,097	$(50,724)

Preferred stock dividends and accretion	(4,398)	(3,879)	(16,646)	(15,827)

Net income (loss) attributable to common stockholders	$44,659	$(10,606)	$5,451	$(66,551)

Income (loss) per share:
Basic and diluted attributable to common stockholders	$1.25	$(0.31)	$0.15	$(1.95)

Weighted average common shares outstanding - basic	34,710	34,370	34,553	34,133

Weighted average common shares outstanding - diluted	34,746	34,370	34,642	34,133

Selected Hotel Operating Statistics	( In Actual Dollars)			( In Constant Dollars, if different)			( In Actual Dollars)			( In Constant Dollars, if different)
	Three Months			Three Months			Year Ended			Year Ended
	Ended December 31,		%	Ended December 31,		%	Ended December 31,		%	Ended December 31,		%
	2015	2014	Change	2015	2014	Change	2015	2014	Change	2015	2014	Change
BY REGION

New York Comparable Hotels (1)
Occupancy	92.3%	91.8%	0.5%				88.9%	90.1%	-1.3%
ADR	$259.69	$273.30	-5.0%				$232.39	$248.21	-6.4%
RevPAR	$239.69	$250.89	-4.5%				$206.59	$223.64	-7.6%

West Coast Comparable Hotels (2)
Occupancy	85.7%	87.9%	-2.5%				90.0%	89.3%	0.8%
ADR	$267.90	$262.30	2.1%				$282.43	$273.16	3.4%
RevPAR	$229.59	$230.56	-0.4%				$254.19	$243.93	4.2%

Miami Comparable Hotels (3)
Occupancy	61.0%	62.6%	-2.6%				69.5%	70.2%	-1.0%
ADR	$359.28	$392.40	-8.4%				$339.17	$357.14	-5.0%
RevPAR	$219.16	$245.64	-10.8%				$235.72	$250.71	-6.0%

United States Comparable Hotels
Occupancy	81.7%	82.5%	-1.0%				83.7%	84.2%	-0.6%
ADR	$283.01	$296.26	-4.5%				$270.92	$280.72	-3.5%
RevPAR	$231.22	$244.41	-5.4%				$226.76	$236.37	-4.1%

International Comparable Hotels (4)
Occupancy
ADR
RevPAR

System-wide Comparable Hotels (5)
Occupancy	81.7%	82.5%	-1.0%	81.7%	82.5%	-1.0%	83.7%	84.2%	-0.6%	83.7%	84.2%	-0.6%
ADR	$283.01	$296.26	-4.5%	$283.01	$296.26	-4.5%	$270.92	$280.72	-3.5%	$270.92	$280.72	-3.5%
RevPAR	$231.22	$244.41	-5.4%	$231.22	$244.41	-5.4%	$226.76	$236.37	-4.1%	$226.76	$236.37	-4.1%

International Non-Comparable Hotels (6)
Occupancy	83.0%	83.1%	-0.1%	83.0%	83.1%	-0.1%	78.5%	65.7%	19.5%	78.5%	65.7%	19.5%
ADR	$390.84	$390.73	0.0%	$393.65	$377.18	4.4%	$368.15	$403.30	-8.7%	$368.14	$374.28	-1.6%
RevPAR	$324.40	$324.70	-0.1%	$326.73	$313.44	4.2%	$289.00	$264.97	9.1%	$288.99	$245.90	17.5%

(1)	New York Comparable Hotels for the periods ended December 31, 2015 and 2014 consist of Hudson, Morgans and Royalton in New York.
(2)	West Coast Comparable Hotels for the periods ended December 31, 2015 and 2014 consist of Mondrian Los Angeles and Clift in San Francisco.
(3)	Miami Comparable Hotels for the periods ended December 31, 2015 and 2014 consist of Delano South Beach, Mondrian South Beach and Shore Club in Miami Beach, Florida.
(4)	The Company has no International Comparable Hotels for the periods ended December 31, 2015 and 2014. Sanderson and St Martins Lane in London are non-comparable, as they both were under major renovation in 2014 and the first half of 2015. Mondrian London, which opened on September 30, 2014, is also non-comparable.
(5)	System-Wide Comparable Hotels include all Morgans Hotel Group branded hotels operated by the Company, except for hotels added or under major renovation during the current or the prior year, development projects and discontinued operations. System-Wide Comparable Hotels for the periods ended December 31, 2015 and 2014 exclude Sanderson and St Martins Lane in London, which both were under renovations in 2014 and the first half of 2015, Mondrian London, which opened on September 30, 2014, and Mondrian SoHo, which effective April 27, 2015, the Company no longer managed.
(6)	Non-comparable hotel operating statistics reflect our International hotels operating performance for Sanderson and St Martins Lane, which were both open during renovation. Not included in these operating statistics are Mondrian London.

Selected Hotel Operating Statistics	( In Actual Dollars)			( In Constant Dollars, if different)			( In Actual Dollars)			( In Constant Dollars, if different)
	Three Months			Three Months			Year Ended			Year Ended
	Ended December 31,		%	Ended December 31,		%	Ended December 31,		%	Ended December 31,		%
	2015	2014	Change	2015	2014	Change	2015	2014	Change	2015	2014	Change

BY OWNERSHIP

Owned Comparable Hotels (1)
Occupancy	88.2%	87.6%	0.7%				87.6%	88.2%	-0.7%
ADR	$272.06	$283.89	-4.2%				$257.83	$267.78	-3.7%
RevPAR	$239.96	$248.69	-3.5%				$225.86	$236.18	-4.4%

Joint Venture Comparable Hotels (2)
Occupancy	66.2%	63.2%	4.7%				73.2%	73.1%	0.1%
ADR	$288.76	$310.61	-7.0%				$276.48	$276.56	0.0%
RevPAR	$191.16	$196.31	-2.6%				$202.38	$202.17	0.1%

Managed Comparable Hotels (3)
Occupancy	74.3%	78.5%	-5.4%				79.4%	80.1%	-0.9%
ADR	$304.38	$317.43	-4.1%				$294.80	$306.34	-3.8%
RevPAR	$226.15	$249.18	-9.2%				$234.07	$245.38	-4.6%

System-wide Comparable Hotels
Occupancy	81.7%	82.5%	-1.0%	81.7%	82.5%	-1.0%	83.7%	84.2%	-0.6%	83.7%	84.2%	-0.6%
ADR	$283.01	$296.26	-4.5%	$283.01	$296.26	-4.5%	$270.92	$280.72	-3.5%	$270.92	$280.72	-3.5%
RevPAR	$231.22	$244.41	-5.4%	$231.22	$244.41	-5.4%	$226.76	$236.37	-4.1%	$226.76	$236.37	-4.1%

Owned Hotels
Hudson
Occupancy	93.6%	92.1%	1.6%				90.2%	90.9%	-0.8%
ADR	$237.07	$251.72	-5.8%				$213.23	$229.25	-7.0%
RevPAR	$221.90	$231.83	-4.3%				$192.33	$208.39	-7.7%

Delano South Beach
Occupancy	65.2%	65.2%	0.0%				68.5%	70.6%	-3.0%
ADR	$524.72	$575.52	-8.8%				$495.21	$520.41	-4.8%
RevPAR	$342.12	$375.24	-8.8%				$339.22	$367.41	-7.7%

Clift
Occupancy	87.5%	88.8%	-1.5%				91.3%	91.1%	0.2%
ADR	$262.24	$250.91	4.5%				$268.98	$255.55	5.3%
RevPAR	$229.46	$222.81	3.0%				$245.58	$232.81	5.5%

(1)	Owned Comparable Hotels for the periods ended December 31, 2015 and 2014 consist of Hudson, Delano South Beach, and Clift in San Francisco.
(2)	Joint Venture Comparable Hotels for the periods ended December 31, 2015 and 2014 consist of Mondrian South Beach. Mondrian SoHo is non-comparable for the periods presented as effective March 6, 2015, the Company no longer held any equity interests in the Mondrian SoHo joint venture.
(3)	Managed Comparable Hotels for the periods ended December 31, 2015 and 2014 consist of Morgans, Royalton, Shore Club, and Mondrian Los Angeles. Managed hotels that are non-comparable for the periods presented are Sanderson and St Martins Lane in London, which both were under renovations in 2014 and the first half of 2015, Mondrian London, which opened on September 30, 2014, and Mondrian SoHo, which effective April 27, 2015, the Company no longer managed.

Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA

The Company believes that EBITDA is a useful financial metric to assess its operating performance before the impact of investing and financing transactions and income taxes. It also facilitates comparison between the Company and its competitors. Given the significant investments that the Company and its joint ventures have made in the past in property and equipment, depreciation and amortization expense comprises a meaningful portion of its cost structure. The Company believes that EBITDA will provide investors with a useful tool for assessing the comparability between periods because it eliminates depreciation and amortization expense attributable to capital expenditures.

The Company’s management has historically used Adjusted EBITDA when evaluating the operating performance for the entire Company as well as for individual properties or groups of properties because it believes the Company’s core business model is that of an owner and operator of hotels, and the inclusion or exclusion of certain items is necessary to provide the most accurate measure of on-going core operating results and to evaluate comparative results period over period. As such, Adjusted EBITDA excludes other non-operating expense (income) that does not relate to the on-going performance of the Company’s assets. The Company excludes the following items from EBITDA to arrive at Adjusted EBITDA:

•	Other non-operating expenses, such as costs, associated with discontinued operations and previously owned hotels, both consolidated and unconsolidated, transaction costs related to business acquisitions, changes in the fair value of debt and equity instruments, miscellaneous litigation and settlement costs and proceeds, and other expenses that relate to the financing and investing activities of the Company;

•	Restructuring and disposal costs, which include expenses incurred related to the Company’s corporate restructuring initiatives, such as professional fees, litigation and settlement costs, executive terminations and severance costs related to such restructuring initiatives, including the March 2014 corporate office termination plan and proxy contests, and gains or losses on asset disposals as part of major renovation projects;

•	Development costs, including transaction costs related to the acquisition or termination of projects, internal development payroll and other costs and pre-opening expenses incurred related to new concepts at existing hotel and the development of new hotels, and the write-off of abandoned development projects previously capitalized;

•	Impairment losses on development projects and unconsolidated joint ventures. The Company may incur additional non-cash impairment charges related to assets under development, wholly-owned assets, or its investments in joint ventures, including impairment related to uncollectible receivables from development projects and unconsolidated joint ventures;

•	EBITDA related to hotels and food and beverage entities reported as discontinued operations to more accurately reflect the operating performance of assets in which the Company expects to have an ongoing direct or indirect ownership interest;

•	Stock based compensation expense, which is non-cash; and

•	Gains or losses recognized on asset sales and disposed assets.

The Company believes Adjusted EBITDA provides management and its investors with a more accurate financial metric by which to evaluate its performance as it eliminates the impact of costs incurred related to investing and financing transactions. Internally, the Company’s management utilizes Adjusted EBITDA to measure the performance of its core on-going operations and is used extensively during its annual budgeting process. Management also uses Adjusted EBITDA as a measure in determining the value of acquisitions, expansion opportunities, and dispositions and borrowing capacity, and evaluating executive incentive compensation. Adjusted EBITDA is a key metric which management evaluates prior to execution of any strategic investing or financing opportunity.

The Company has historically reported Adjusted EBITDA to its investors and believes that this continued inclusion of Adjusted EBITDA provides consistency in its financial reporting and enables investors to perform more meaningful comparisons of past, present and future operating results and to evaluate the results of its core on-going operations.

The use of EBITDA and Adjusted EBITDA has certain limitations. The Company’s presentation of EBITDA and Adjusted EBITDA may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation expense for various long-term assets, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA or Adjusted EBITDA. Each of these items should also be considered in the overall evaluation of the Company’s results. Additionally, EBITDA and Adjusted EBITDA do not reflect capital expenditures and other investing activities and should not be considered as a measure of the Company’s liquidity. The Company compensates for these limitations by providing the relevant disclosure of its depreciation, interest and income tax expense, capital expenditures and other items in its reconciliations to its financial measures in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and/or in its consolidated financial statements, all of which should be considered when evaluating its performance. The term EBITDA is not defined under U.S. GAAP and EBITDA is not a measure of net income, operating income, operating performance or liquidity presented in accordance with U.S. GAAP. In addition, EBITDA is impacted by reorganization of businesses and other restructuring-related charges. When assessing the Company’s operating performance, you should not consider this data in isolation, or as a substitute for the Company’s net income, operating income or any other operating performance measure that is calculated in accordance with U.S. GAAP.

A reconciliation of net loss, the most directly comparable U.S. GAAP measure, to EBITDA and Adjusted EBITDA for each of the respective periods indicated is as follows:

EBITDA Reconciliation

(In thousands)

	Three Months Ended December 31,		Year Ended Ended December 31,
	2015	2014	2015	2014

Net income (loss) attributable to Morgans Hotel Group Co.	$49,057	$(6,727)	$22,097	$(50,724)
Interest expense, net	12,202	12,391	48,074	54,308
Income tax (benefit) expense	(50,645)	1,130	(50,194)	1,481
Depreciation and amortization expense	5,660	6,981	22,446	28,875
Proportionate share of interest expense from unconsolidated joint ventures	394	1,154	1,896	4,598
Proportionate share of depreciation expense from unconsolidated joint ventures	107	385	705	1,567
Net income attributable to noncontrolling interest	(5)	(13)	(61)	(111)
Proportionate share of loss from unconsolidated joint ventures not recorded due to negative investment balances	(484)	(858)	(3,451)	(4,988)

EBITDA	16,286	14,443	41,512	35,006

Other non operating (income) expense	(5,085)	1,785	(1,990)	3,735
Other non operating expense from unconsolidated joint ventures	137	171	1,086	1,652
Restructuring and disposal costs	2,722	2,162	6,571	14,531
Development costs, net	(399)	781	663	4,709
Impairment loss on receivables and other assets from unconsolidated joint ventures and managed hotels	2,536	—	6,978	—
Stock based compensation expense	614	351	2,044	3,447
Gain on asset sales	(2,155)	(2,005)	(9,954)	(8,020)

Adjusted EBITDA	$14,656	$17,688	$46,910	$55,060

Adjusted EBITDA, excluding ownership in The Light Group and Mondrian SoHo	$14,656	$15,320	$46,713	$45,970

Hotel and F&B EBITDA Analysis (1)

(In thousands, except percentages)

	Three Months Ended December 31,		%	Year Ended Ended December 31,		%
	2015	2014	Change	2015	2014	Change

Hudson	$7,354	$7,881	-7%	$18,741	$21,788	-14%
Delano South Beach	5,192	5,470	-5%	19,280	19,426	-1%
Clift	2,146	1,393	54%	10,382	7,734	34%

Owned Comparable Hotels (2)	14,692	14,744	0%	48,403	48,948	-1%

Mondrian South Beach - Joint Venture	156	(22)	809%	133	84	58%
Mondrian SoHo (3)	—	875	-100%	112	2,753	-96%
Las Vegas restaurant leases (4)	542	312	74%	3,131	2,110	48%

Other Hotel and F&B EBITDA	698	1,165	-40%	3,376	4,947	-32%

Total Hotel and F&B EBITDA	$15,390	$15,909	-3%	$51,779	$53,895	-4%

Total Hotel and F&B EBITDA , excluding Mondrian SoHo	$15,390	$15,034	2%	$51,667	$51,142	1%

(1)	For joint venture hotels, represents the Company’s share of the respective hotels’ EBITDA, after management fees.
(2)	Reflects the Company’s comparable owned hotels.
(3)	Effective March 6, 2015, the Company no longer holds any equity ownership in Mondrian SoHo, and effective April 27, 2015, the Company no longer managed this hotel. For 2015, EBITDA reflects the Company’s share of Mondrian SoHo’s EBITDA, after management fees, for the period from January 1, 2015 through March 5, 2015.
(4)	Reflects EBITDA from the leasehold interests in three food and beverage venues at Mandalay Bay in Las Vegas.

Owned Hotel Room Revenue Analysis

(In thousands, except percentages)

	Three Months			Year Ended
	Ended December 31,		%	Ended December 31,		%
	2015	2014	Change	2015	2014	Change

Hudson	$17,925	$18,630	-4%	$61,660	$65,860	-6%
Delano South Beach	6,105	6,695	-9%	24,032	26,019	-8%
Clift	7,854	7,625	3%	33,331	31,618	5%

Total Owned Hotels	$31,884	$32,950	-3%	$119,023	$123,497	-4%

Owned F&B Revenue Analysis

(In thousands, except percentages)

	Three Months			Year Ended
	Ended December 31,		%	Ended December 31,		%
	2015	2014	Change	2015	2014	Change

Hudson (1)	$3,356	$4,433	-24%	$14,065	$16,256	-13%
Delano South Beach	5,386	5,760	-6%	21,074	21,177	0%
Clift	2,880	2,977	-3%	10,699	10,990	-3%
Las Vegas restaurant leases (2)	5,372	5,479	-2%	23,791	24,655	-4%
Sanderson food and beverage (3)	2,504	2,524	-1%	8,811	9,565	-8%

Total Owned F&B	$19,498	$21,173	-8%	$78,440	$82,643	-5%

Owned Revenue Analysis

(In thousands, except percentages)

	Three Months			Year Ended
	Ended December 31,		%	Ended December 31,		%
	2015	2014	Change	2015	2014	Change

Hudson	$22,468	$24,103	-7%	$80,139	$84,823	-6%
Delano South Beach	12,163	12,878	-6%	47,347	48,231	-2%
Clift	11,160	10,963	2%	45,581	44,061	3%
Las Vegas restaurant leases (2)	5,372	5,479	-2%	23,791	24,655	-4%
Sanderson food and beverage (3)	2,504	2,524	-1%	8,811	9,565	-8%

Total Owned Hotels and F&B	$53,667	$55,947	-4%	$205,669	$211,335	-3%

(1)	The primary bar at Hudson was closed from April 2015 through October 2015.
(2)	Reflects revenues from the leasehold interests in three food and beverage venues at Mandalay Bay in Las Vegas.
(3)	Reflects food and beverage revenue from Sanderson in London, which the Company owns and operates under a lease agreement. In constant dollars, food and beverage revenues increased 2.7% for the three months ended December 31, 2015 compared to the same period in 2014 and decreased 0.9% for the year ended December 31, 2015 compared to the same period in 2014.

Balance Sheets

(In thousands)

	December 31, 2015	December 31, 2014

ASSETS
Property and equipment, net	$265,678	$277,825
Goodwill	54,057	54,057
Investments in and advances to unconsolidated joint ventures	100	10,492
Cash and cash equivalents	45,925	13,493
Restricted cash	12,892	13,939
Accounts receivable, net	7,962	10,475
Related party receivables	363	3,560
Prepaid expenses and other assets	8,897	8,493
Deferred tax asset, net	128,645	77,204
Assets held for sale	—	34,284
Other assets, net	37,259	47,422

Total assets	$561,778	$551,244

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Debt and capital lease obligations	$606,373	$605,743
Accounts payable and accrued liabilities	33,599	32,524
Accounts payable and accrued liabilities on assets held for sale	—	1,128
Deferred gain on asset sales	117,378	125,398
Other liabilities	13,866	13,866

Total liabilities	771,216	778,659

Redeemable noncontrolling interest	—	5,042

Commitments and contingencies

Preferred stock, $0.01 par value; liquidation preference $1,000 per share, 40,000,000 shares authorized; 75,000 shares issued at September 30, 2015 and December 31, 2014, respectively	71,025	66,724
Common stock, $0.01 par value; 200,000,000 shares authorized; 36,277,495 shares issued at September 30, 2015 and December 31, 2014, respectively	363	363
Additional paid-in capital	236,730	241,001
Treasury stock, at cost, 1,541,381 and 1,899,707 shares of common stock at December 31, 2015 and 2014, respectively	(17,257)	(23,279)
Accumulated other comprehensive loss	(1,131)	(254)
Accumulated deficit	(499,765)	(517,561)

Total Morgans Hotel Group Co. stockholders’ deficit	(210,035)	(233,006)
Noncontrolling interest	597	549

Total deficit	(209,438)	(232,457)

Total liabilities, redeemable noncontrolling interest and stockholders’ deficit	$561,778	$551,244